As filed with the Securities and Exchange Commission on May 9, 2016

Registration Nos. 333-07515, 333-43547, 333-56697, 333-32118, 333-42698,

333-62714, 333-116431, 333-134938, 333-151540 and 333-182214

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

POST-EFFECTIVE AMENDMENT

NO 1. TO FORM S-8 REGISTRATION STATEMENT NO. 333-07515

NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-43547

NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-56697

NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-32118

NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-42698

NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-62714

NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-116431

NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-134938

NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-151540

NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-182214

UNDER

THE SECURITIES ACT OF 1933

POWERSECURE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1169358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

(Address, including zip code, of principal executive offices)

Marcum Natural Gas Services, Inc. Amended and Restated 1991 Stock Option Plan

Marcum Natural Gas Services, Inc. 1998 Employee Stock Purchase Plan

Metretek – Southern Flow Savings and Investment Plan

PowerSecure International, Inc. 1998 Stock Incentive Plan, as amended and restated

Employment Inducement Stock Options Granted Outside a Plan

PowerSecure International, Inc. 2008 Stock Incentive Plan, as amended and restated

(Full title of the plans)

Eric Dupont

Executive Vice President, Chief Financial Officer, Treasurer and Secretary

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

(919) 556-3056

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Joel T May

Jones Day

1420 Peachtree Street N.E.

Atlanta, Georgia 30309

(404) 521-3939

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of PowerSecure International, Inc., a Delaware corporation (“Registrant”):

1.	Registration Statement on Form S-8 (No. 333-07515), filed with the Securities and Exchange Commission (the “Commission”) on July 3, 1996, registering 500,000 shares of Registrant’s common stock, par value $0.01 per share (“Common Stock”), under the Marcum Natural Gas Services, Inc. Amended and Restated 1991 Stock Option Plan.

2.	Registration Statement on Form S-8 (No. 333-43547), filed with the Commission on December 31, 1997, registering 200,000 shares of Common Stock under the Marcum Natural Gas Services, Inc. 1998 Employee Stock Purchase Plan.

3.	Registration Statement on Form S-8 (No. 333-56697), filed with the Commission on June 12, 1998, as amended by Post-Effective Amendment No.1 thereto filed with the Commission on August 15, 2013, as further amended by Post-Effective Amendment No. 2 thereto filed with the Commission on August 16, 2013, registering 1,000,000 shares of Common Stock, under the PowerSecure International, Inc. 1998 Stock Incentive Plan, as amended and restated (the “1998 Plan”) and 200,000 shares of Common Stock for resale by a selling stockholder.

4.	Registration Statement on Form S-8 (No. 333-32118), filed with the Commission on March 10, 2000, as amended by Post-Effective Amendment No.1 thereto filed with the Commission on August 15, 2013, as further amended by Post-Effective Amendment No. 2 thereto filed with the Commission on August 16, 2013 registering 500,000 shares of Common Stock under the 1998 Plan and 200,000 shares of Common Stock for resale by a selling stockholder.

5.	Registration Statement on Form S-8 (No. 333-42698), filed with the Commission on August 1, 2000, registering 250,000 shares of Common Stock and an indeterminate amount of interests under the Metretek – Southern Flow Savings and Investment Plan.

6.	Registration Statement on Form S-8 (No. 333-62714), filed with the Commission on June 11, 2001, as amended by Post-Effective Amendment No.1 thereto filed with the Commission on August 15, 2013, as further amended by Post-Effective Amendment No. 2 thereto filed with the Commission on August 16, 2013 registering 1,000,000 shares of Common Stock under the 1998 Plan and 200,000 shares of Common Stock for resale by a selling stockholder.

7.	Registration Statement on Form S-8 (No. 333-116431), filed with the Commission on June 14, 2004, as amended by Post-Effective Amendment No.1 thereto filed with the Commission on August 15, 2013, as further amended by Post-Effective Amendment No. 2 thereto filed with the Commission on August 16, 2013 registering 1,000,000 shares of Common Stock under the 1998 Plan and 200,000 shares of Common Stock for resale by a selling stockholder.

8.	Registration Statement on Form S-8 (No. 333-134938), filed with the Commission on June 12, 2006, as amended by Post-Effective Amendment No.1 thereto filed with the Commission on August 15, 2013, as further amended by Post-Effective Amendment No. 2 thereto filed with the Commission on August 16, 2013, registering 1,000,000 shares of Common Stock under the 1998 Plan, 140,000 shares of Common Stock under employment inducement stock options granted outside of a stock plan and 200,000 shares of Common Stock for resale by a selling stockholder.

9.	Registration Statement on Form S-8 (No. 333-151540), filed with the Commission on June 9, 2008, registering 600,000 shares of Common Stock under the PowerSecure International, Inc. 2008 Stock Incentive Plan, as amended and restated (the “2008 Plan”).

10.	Registration Statement on Form S-8 (No. 333-182214), filed with the Commission on June 19, 2012, registering 1,400,000 shares of Common Stock under the 2008 Plan.

On May 9, 2016, pursuant to the terms of an Agreement and Plan of Merger, dated as of February 24, 2016 (the “Merger Agreement”), by and among The Southern Company, a Delaware corporation (“Southern Company”), PSMS Corp., a Delaware corporation and wholly-owned subsidiary of Southern (“Merger Sub”), and Registrant, Southern

Company completed its acquisition of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Southern Company.

As a result of the consummation of the Merger and the transactions contemplated by the Merger Agreement, Registrant has terminated all offerings of securities pursuant to the above referenced Registration Statements. In accordance with an undertaking made by Registrant in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of such offering, Registrant is filing the Post-Effective Amendments to the Registration Statements to remove from registration all such securities registered pursuant to the Registration Statements that remain unsold as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wake Forest, State of North Carolina, on May 9, 2016.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Sidney Hinton
Sidney Hinton
Chairman, President and Chief Executive Officer

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign the Post-Effective Amendments to the Registration Statements.